EXHIBIT 16

               SCHEDULE OF COMPUTATION OF PERFORMANCE INFORMATION

Yield Computation Schedule

Account Balance (1 share @ $1.00)            1.000000000

Dividend Declaration
                June 30, 1996                0.000145842
                June 29, 1996                0.000145842
                June 28, 1996                0.000145842
                June 27, 1996                0.000145025
                June 26, 1996                0.000144215
                June 25, 1996                0.000145004
                June 24, 1996                0.000144876
                                             -----------
                                             0.001016646

Ending Account Balance                       1.001016646
Less: Beginning Account Balance              1.000000000
                                             -----------
   Difference                                0.001016646


Base Period Return
  (Difference/Beginning Account Balance)     0.001016646

Yield Quotation
        (Base Period Return 365/7)                  5.30%

Effective Yield Quotation
        [(Base Period Return +1)^367/7)]            5.44%

Performance Calculation

Initial Investment              1,000.00
Initial NAV                         1.00
Initial Shares                  1,000.00
Shares from Distribution           52.90
End of Period NAV                   1.00
Total Return                        5.29%